UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2024

MODEL N, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35840	77-0528806
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Mariners Island Boulevard, Suite 300

San Mateo, California 94404

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 610-4600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name Of Each Exchange On Which Registered
Common Stock, par value $0.00015 per share	MODN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On April 7, 2024, Model N, Inc., a Delaware corporation (“Model N”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Mountain Parent, LLC, a Delaware limited liability company (“Parent”), and Mountain Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the satisfaction or waiver (if waiver is permitted by applicable law) of the conditions set forth therein, Merger Sub will merge with and into Model N (the “Merger”), with Model N continuing as the surviving corporation and a wholly owned subsidiary of Parent. Parent and Merger Sub are each affiliates of Vista Equity Partners.

The Board of Directors of Model N (the “Board”) unanimously determined that the Merger Agreement and the transactions contemplated thereby (including the Merger) are fair to, advisable and in the best interests of Model N and Model N’s stockholders. The Board unanimously approved and declared advisable the Merger Agreement and the transactions contemplated thereby (including the Merger), directed that the Merger Agreement be submitted to the stockholders of Model N for their adoption and, subject to Section 6.02(d) of the Merger Agreement, resolved to recommend adoption of the Merger Agreement to the stockholders of Model N.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”) and as a result of the Merger, each share of common stock of Model N (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (but excluding any cancelled shares and any dissenting shares) shall be cancelled and extinguished and automatically converted into and shall thereafter represent the right to receive an amount in cash equal to $30.00 per share of Company Common Stock (the “Merger Consideration”), payable to the holder thereof, without interest, in accordance with the Merger Agreement.

Pursuant to the terms of the Merger Agreement, at the Effective Time, (i) each outstanding restricted stock unit with respect to shares of Company Common Stock (each a “Company RSU Award”) that is vested but not yet settled as of the Effective Time shall be cancelled and converted into the right to receive an amount in cash (without interest), equal to (A) the total number of shares of Company Common Stock subject to such Company RSU Award immediately prior to the Effective Time multiplied by (B) the Merger Consideration, less any applicable withholding taxes, (ii) each outstanding and unvested Company RSU Award as of the Effective Time that is not subject to performance-based vesting (the “Unvested Company RSU Awards”) shall be cancelled and converted into the contingent right to receive an amount in cash (without interest) (a “Converted Cash Award”) equal to (A) the total number of shares of Company Common Stock subject to such Unvested Company RSU Award immediately prior to the Effective Time multiplied by (B) the Merger Consideration, less any applicable withholding taxes, and (iii) each outstanding and unvested Company RSU Award as of the Effective Time that is subject to performance-based vesting (the “Unvested Company PRSU Award”) shall be cancelled and converted into a Converted Cash Award equal to (A) the total number of shares of Company Common Stock subject to such Unvested Company PRSU Award immediately prior to the Effective Time (with performance-based vesting conditions deemed achieved as agreed between the parties) multiplied by (B) the Merger Consideration, less any applicable withholding taxes.

Each of the Converted Cash Awards assumed and converted as described above shall continue to have, and shall be subject to, the same terms and conditions (including time-based vesting and forfeiture but excluding any performance conditions in the case of the Unvested Company PRSU Awards) as applied to the Unvested Company RSU Award or Unvested Company PRSU Award, as applicable, immediately prior to the Effective Time.

The consummation of the Merger is subject to customary closing conditions. Mutual conditions to the obligations of the parties include, among others, the following: (i) the affirmative vote to adopt the Merger Agreement from the holders of at least a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote in accordance with the General Corporation Law of the State of Delaware (the “Stockholder Approval”), (ii) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and any agreement with any governmental authority not to consummate the transactions before a certain date, having expired or having been terminated, and (iii) the consummation of the Merger not having then been enjoined, restrained or prohibited by any applicable law or any order, judgment, decree, injunction or ruling (whether preliminary or final) of any governmental authority. Conditions to the obligations of each of Model N, on the one hand, and Parent and Merger Sub, on the other hand, include, among others, the following: (i) the truth and correctness of the other party(ies)’ representations and warranties in the Merger Agreement, subject in certain cases to a materiality or material adverse effect (as defined in the Merger Agreement) or other qualified standard and (ii) the compliance with or performance, in all material respects, of the other party(ies)’ covenants and obligations in the Merger Agreement required to be performed at or prior to the consummation of the Merger. In addition, the consummation of the Merger is subject to the following closing condition to the obligations of Parent and Merger Sub: the absence of a “Company Material Adverse Effect” (as defined in the Merger Agreement) with respect to Model N and its subsidiaries, taken as a whole, following the date of the Merger Agreement.

Model N has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to conduct its operations, in all material respects, in the ordinary course of business consistent with past practice during the interim period between the execution of the Merger Agreement and the consummation of the Merger, (ii) not to engage in specified types of transactions or take specified actions during this period unless agreed to in writing by Parent, (iii) to convene and hold a meeting of Model N’s stockholders for the purpose of the adoption of the Merger Agreement, and (iv) subject to certain exceptions, as described further below, not to withhold, withdraw or modify in a manner adverse to Parent the recommendation of the Board to the stockholders of Model N to adopt the Merger Agreement.

From and after the date of the Merger Agreement, Model N, its subsidiaries and their respective directors, officers and employees must comply with customary non-solicitation restrictions with respect to alternative acquisition proposals. Prior to obtaining the Stockholder Approval, the Board may, in certain circumstances, effect an “Adverse Recommendation Change” (as defined in the Merger Agreement), in connection with a “Superior Proposal” (as defined in the Merger Agreement) for the acquisition of Model N, subject to complying with specified notice and other conditions set forth in the Merger Agreement.

The Merger Agreement contains certain termination rights for each of Model N and Parent, including the right of Model N to terminate the Merger Agreement at any time prior to receipt of the Stockholder Approval to accept a Superior Proposal after complying with certain requirements (including payment to Parent of a termination fee, as further described below). Prior to effecting an Adverse Recommendation Change or terminating the Merger Agreement to accept a Superior Proposal, the Board must comply with specified notice requirements to Parent and negotiate with Parent in good faith during a customary “match right period” and must determine, after taking into account any adjustments proposed by Parent in the context of such negotiations, that such Superior Proposal continues to constitute a Superior Proposal.

In addition, either party may terminate the Merger Agreement if the Merger is not consummated on or before October 4, 2024. The Merger Agreement further provides that Model N shall be required to pay Parent a termination fee of $43,167,695 under certain specified circumstances, including a termination by Model N to accept a Superior Proposal.

This summary of the principal terms of the Merger Agreement and the copy of the Merger Agreement filed as an exhibit to this report are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about Model N in its public reports filed with the Securities and Exchange Commission (“SEC”). In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Model N, Parent, or Merger Sub or their respective affiliates.

The Merger Agreement includes customary representations, warranties and covenants of Model N, Parent and Merger Sub made only for the purposes of the Merger Agreement and solely for the benefit of the parties to the Merger Agreement, in accordance with and subject to the terms of the Merger Agreement. The assertions embodied in those representations and warranties were made for the principal purpose of establishing the circumstances in which the parties to the Merger Agreement may have the right not to consummate the transactions contemplated thereby (based on the closing conditions therein that relate to the accuracy of such representations and warranties), rather than establishing matters as facts, and the representations, warranties and covenants set forth in the Merger Agreement (i) may be subject to important qualifications and limitations agreed to by Model N, Parent and Merger Sub in connection with the negotiated terms thereof and (ii) are not intended to, and do not, confer upon any person other than the parties thereto any rights or remedies thereunder, including the right to rely upon the representations and warranties set forth therein. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to Model N’s SEC filings or may have been used for purposes of allocating risk among Model N, Parent and Merger Sub rather than establishing matters as facts. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of Model N, Parent and Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants do not purport to be accurate as of the date of filing of this Form 8-K and may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Model N. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about Model N, Parent and Merger Sub and their respective subsidiaries, affiliates and businesses that the respective companies include in reports, statements and other filings they may make with the SEC.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Financing

Also on April 7, 2024, in connection with the execution of the Merger Agreement, Vista Equity Partners Fund VIII, L.P. delivered to Parent an Equity Commitment Letter pursuant to which Vista Equity Partners Fund VIII, L.P. has committed to invest in Parent, directly or indirectly, the cash amounts set forth therein for the purpose of funding the full amount of the Merger Consideration, on the terms and subject to the conditions set forth therein. Model N is an express third party beneficiary of the Equity Commitment Letter and is entitled to specifically enforce the obligations of Vista Equity Partners Fund VIII, L.P., on the terms and subject to the conditions set forth therein.

Guaranty

Also on April 7, 2024, in connection with the execution of the Merger Agreement, Vista Equity Partners Fund VIII, L.P. delivered to Parent a Guaranty in favor of Model N and pursuant to which, on the terms and subject to the conditions contained therein, Vista Equity Partners Fund VIII, L.P. is guaranteeing certain obligations of Parent and Merger Sub in connection with the Merger Agreement.

Item 8.01.	Other Events.

On April 8, 2024, Model N issued a press release announcing entry into the Merger Agreement (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction involving Model N and affiliates of Vista Equity Partners. In connection with the proposed transaction, Model N intends to file with the SEC and furnish to stockholders a proxy statement. This communication is not a substitute for the proxy statement or any other document that Model N may file with the SEC or send to its stockholders in connection with the proposed transaction. INVESTORS AND STOCKHOLDERS OF MODEL N ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MODEL N AND THE PROPOSED TRANSACTION.

The materials to be filed by Model N will be made available to Model N’s investors and stockholders at no expense to them and copies may be obtained free of charge on Model N’s website at https://investor.modeln.com/. In addition, all of those materials will be available at no charge on the SEC’s website at www.sec.gov.

Model N and its directors, executive officers, other members of its management and employees may be deemed to be participants in the solicitation of proxies of Model N stockholders in connection with the proposed transaction under SEC rules. Investors and stockholders may obtain more detailed information regarding the names, affiliations and interests of Model N’s executive officers and directors in the solicitation by reading Model N’s proxy statement for its 2024 annual meeting of stockholders, the Annual Report on Form 10-K for the fiscal year ended September 30, 2023, and the subsequent Quarterly Reports on Form 10-Q, and the proxy statement and other relevant materials that will be filed with the SEC in connection with the proposed transaction when they become available. Information concerning the interests of Model N’s participants in the solicitation, which may, in some cases, be different than those of the Model N’s stockholders generally, will be set forth in the proxy statement relating to the proposed transaction when it becomes available.

Forward-Looking Statements

This communication may contain forward-looking statements including, among other things, statements regarding the potential benefits of the proposed transaction; the prospective performance and outlook of Model N’s business, performance and opportunities; the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction; as well as any assumptions underlying any of the foregoing. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) the ability to obtain the requisite approval from stockholders of Model N; (ii) the risk that the proposed transaction may not be completed in a timely manner or at all; (iii) the possibility that competing offers or acquisition proposals for Model N will be made; (iv) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances that would require Model N to pay a termination fee or other expenses; (vi) the effect of the pendency of the proposed transaction on Model N’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its business generally or its stock price; (vii) risks related to diverting management’s attention from Model N’s ongoing business operations or the loss of one or more members of the management team; (viii) the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; (ix) delays in closing customer contracts; (x) Model N’s ability to improve and sustain its sales execution; (xi) the timing of new orders and the associated revenue recognition; (xii) adverse changes in general economic or market conditions; (xiii) delays or reductions in information technology spending and resulting variability in customer orders from quarter to quarter; (xiv) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by Model N’s competitors; (xv) Model N’s ability to manage its growth effectively; (xvi) acceptance of Model N’s applications and services by customers; (xvii) success of new products; (xviii) the risk that the strategic initiatives that Model N may pursue will not result in significant future revenues; (xiv) changes in health care regulation and policy and tax in the United States and worldwide; (xx) Model N’s ability to retain customers; and (xxi) adverse impacts on Model N’s business and financial condition due to macroeconomic and geopolitical factors, such as inflation, rising interests, pandemics, banking system instability and geopolitical conflicts. Further information on risks that could affect Model N’s results is included in its filings with the SEC, including its most recent quarterly report on Form 10-Q and its annual report on Form 10-K for the fiscal year ended September 30, 2023, and any current reports on Form 8-K that it may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Model N assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this communication.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated April 7, 2024, by and among Model N, Inc., Mountain Parent, LLC, and Mountain Merger Sub, Inc.

99.1	Press Release of Model N, Inc. dated as of April 8, 2024.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

*

The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Model N will furnish copies of any such schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODEL N, INC.

Dated: April 8, 2024	By:	/s/ John Ederer
John Ederer
Chief Financial Officer